                                                                     EXHIBIT 4.2

                          FIFTH SUPPLEMENTAL INDENTURE


         FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 23, 2004, among Bicycle Holding, Inc., a Delaware corporation, USPC Holding, Inc., a Delaware corporation, The United States Playing Card Company, a Delaware corporation (collectively, the "Guaranteeing Subsidiaries"), which are subsidiaries of Jarden Corporation, formerly known as Alltrista Corporation, a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of April 24, 2002, among the Company, the Guarantors named therein, and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 7, 2003, among the Company, the Guarantors named therein and the Trustee, as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, among the Company, the Guarantors named therein, and the Trustee, as further supplemented by the Third Supplemental Indenture dated as of August 28, 2003, among the Company, the Guarantors named therein and the Trustee, and as further supplemented by the Fourth Supplemental Indenture dated as of April 16, 2004, among the Company, the Guarantors named therein and the Trustee, (collectively, the "Indenture"), providing for the issuance of 9 3/4% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall agree to unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth in a subsidiary guarantee to be executed by the Guaranteeing Subsidiaries on the date hereof (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture, including but not limited to Article 11 thereof.

          3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiaries agree that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company, the Guarantors or any Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note or a Subsidiary Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          5. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

          8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiaries and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.



   LEHIGH CONSUMER PRODUCTS
   CORPORATION


By:/s/ Desiree DeStefano
   -----------------------------------
   Name:    Desiree DeStefano
   Title:   Senior Vice President


   JARDEN CORPORATION                                           THE BANK OF NEW YORK,
                                                                as Trustee

By: /s/ Desiree DeStefano                                    By:/s/ Julie Salovitch Miller
   -----------------------------------                          ----------------------------------
   Name:    Desiree DeStefano                                   Name:    Julie Salovitch-Miller
   Title:   Senior Vice President                               Title:   Vice President


   ALLTRISTA NEWCO                                              ALLTRISTA PLASTICS
   CORPORATION                                                  CORPORATION


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
    ----------------------------------                          ----------------------------------
   Name:    Desiree DeStefano                                   Name:    Desiree DeStefano
   Title:   Vice President                                      Title:   Vice President


   ALLTRISTA ZINC PRODUCTS, L.P.                                HEARTHMARK, LLC
   By: Alltrista Newco Corporation, its
       General Partner

      By: /s/ Desiree DeStefano                              By: /s/ Desiree DeStefano
         ------------------------------                         ---------------------------------
         Name: Desiree DeStefano                                Name:    Desiree DeStefano
         Title:   Vice President                                Title:   Vice President


                                       3




   QUOIN, LLC                                                   TILIA, INC.

By: /s/ Desiree DeStefano
   ------------------------------------
   Name:    Desiree DeStefano                                By: /s/ Desiree DeStefano
   Title:   Vice President                                       --------------------------------
                                                                 Name:    Desiree DeStefano
                                                                 Title:   Vice President


   TILIA DIRECT, INC.                                           TILIA INTERNATIONAL, INC.


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
    ------------------------------------                         ---------------------------------
   Name:    Desiree DeStefano                                   Name:    Desiree DeStefano
   Title:   Vice President                                      Title:   Vice President


                                                                X PROPERTIES, LLC
   O.W.D., INCORPORATED                                         By: Quoin Corporation, as sole member

                                                             By: /s/ Desiree DeStefano
                                                                 ----------------------------------
                                                                Name:    Desiree DeStefano
By: /s/ Desiree DeStefano                                       Title:   Vice President
   -------------------------------------
   Name:    Desiree DeStefano
   Title:   Vice President


                                                                TUPPER LAKE PLASTICS,
                                                                INCORPORATED


                                                             By: /s/ Desiree DeStefano
                                                                 -----------------------------------
                                                                 Name:    Desiree DeStefano
                                                                 Title:   Vice President

                                       4




     LOEW-CORNELL, INC.                                         JARDEN ACQUISITION I, INC.



By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
    ------------------------------------                        ------------------------------------
    Name: Desiree DeStefano                                      Name: Desiree DeStefano
    Title:   Vice President                                      Title:   Vice President




       BICYCLE HOLDING, INC.                                        USPC HOLDING, INC.



By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
    -------------------------------------                        -----------------------------------
    Name: Desiree DeStefano                                      Name: Desiree DeStefano
    Title:   Vice President                                      Title:   Vice President



       THE UNITED STATES PLAYING
            CARD COMPANY



By: /s/ Desiree DeStefano
   --------------------------------------
   Name: Desiree DeStefano
   Title:   Vice President